                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MAIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MAIC HOLDINGS, INC.
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

                             ---------------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of MAIC Holdings, Inc. ("MAIC Holdings") will be held at 10:00 a.m., local time, on Wednesday, May 21, 1997, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, for the following purposes:

          1. To elect two (2) directors of MAIC Holdings to serve for a three
     (3) year term, two (2) directors to serve for a two (2) year term, and one
     (1) director to serve for a one (1) year term, or in each case until his successor is duly elected and qualified; and

          2. To consider and act upon the proposal to amend the Certificate of Incorporation of MAIC Holdings to change the name of MAIC Holdings from "MAIC Holdings, Inc." to "Medical Assurance, Inc."; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set April 1, 1997, as the record date for the Annual Meeting. Only holders of record of shares of MAIC Holdings' common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. Whether you plan to attend the Annual Meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

     A copy of MAIC Holdings' Annual Report to the Stockholders for the year ended December 31, 1996, is enclosed. We hope you will find it informative.

                                           By order of the Board of Directors,

                                           ROBERT D. FRANCIS
                                           Secretary

April 15, 1997

                              MAIC HOLDINGS, INC.
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997
                             ---------------------

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MAIC Holdings, Inc. ("MAIC Holdings", or collectively with MAIC Holdings' subsidiaries, the "Company") to be voted at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 21, 1997, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and proxy card are first being mailed to the stockholders of MAIC Holdings on April 15, 1997.

     At the Annual Meeting, the stockholders will be asked to (a) elect five (5) members to the Board of Directors of MAIC Holdings and (b) to consider and act upon the proposal to amend the Certificate of Incorporation of MAIC Holdings to change the name of MAIC Holdings from "MAIC Holdings, Inc." to "Medical Assurance, Inc."

     MAIC Holdings will bear the cost of solicitation of proxies. MAIC Holdings has requested brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses incurred in so doing. If deemed necessary, MAIC Holdings may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

     The Board of Directors has set April 1, 1997, as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 28, 1997, there were 10,267,731 outstanding shares of common stock of MAIC Holdings, par value $1.00 per share ("MAIC Holdings Common Stock") with each stockholder entitled to one vote in person or by proxy for each share of MAIC Holdings Common Stock on all matters properly to come before the Annual Meeting.

VOTE REQUIRED

     At the Annual Meeting, the stockholders will first be asked to elect two
(2) directors to serve until the 2000 Annual Meeting, two (2) directors to serve until the 1999 Annual Meeting and one (1) director to serve until the 1998 Annual Meeting. The stockholders will also be asked to consider and vote upon a proposed amendment to the Certificate of Incorporation of MAIC Holdings that will change the name of MAIC Holdings from "MAIC Holdings, Inc." to "Medical Assurance, Inc." MAIC Holdings' Bylaws provide that a majority of the stockholders entitled to vote and represented either in person or by proxy at a meeting of the stockholders constitutes a quorum. The approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of at least a majority of the stockholders present in person or by proxy at a meeting at which a quorum is present. Directors are elected by a plurality of the votes cast by the stockholders present in person or by proxy at a meeting at which a quorum is present.

     A stockholder may abstain on the proposal to amend the Certificate of Incorporation and withhold authority on the vote for the election of directors. In either event, the shares held by the stockholder will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. In the case of the election of directors, abstentions and broker non-votes will have no effect on the outcome of the voting of the stockholders with respect to the election of directors. In the case of the approval of the proposed amendment to the MAIC Holdings' Certificate of Incorporation, abstentions may be used to obtain the necessary quorum but will be considered as "no" votes since the approval requires the affirmative vote of a majority of the outstanding shares of MAIC Holdings Common Stock.

     Please sign, date and return the enclosed proxy card ("Proxy") in the enclosed envelope so that the MAIC Holdings Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by the Secretary of MAIC Holdings on or before May 20, 1997. The mailing address for MAIC Holdings is P. O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS.

     The Certificate of Incorporation and Bylaws of MAIC Holdings provide that the Board of Directors is comprised of at least four and not more than twenty-four members, as determined by the Board of Directors. The Board of Directors currently is comprised of eight directors. The Certificate of Incorporation requires that the directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. Vacancies that occur on MAIC Holdings' Board of Directors between annual meetings, whether as a result of a member's resignation or an increase in the total members of the Board of Directors, as determined by the Board of Directors in accordance with the Bylaws, may be filled by the remaining directors.

     Of the current Board of Directors of MAIC Holdings, Paul R. Butrus, A. Derrill Crowe, M.D., Paul D. Everest, M.D., Robert E. Flowers, M.D., and Leon C. Hamrick, M.D. were appointed in 1995 by the Board of Directors of Mutual Assurance in its capacity as the sole incorporator of MAIC Holdings. At the MAIC Holdings' 1996 Annual Meeting of the Stockholders held May 14, 1996, Leon C. Hamrick, M.D., whose term had expired, was elected to serve as a member of the Board of Directors for a term of three (3) years. In June of 1996, each of Norton E. Cowart, M.D. and John P. North, Jr. were appointed to the Board of Directors by the MAIC Holdings Board of Directors upon the determination to increase the size of the Board of Directors. Richard V. Bradley, M.D. was appointed to the Board of Directors in December of 1996 pursuant to the terms of that certain Agreement and Plan of Merger dated as of June 11, 1996 pursuant to which MAIC Holdings acquired MOMED Holding Co., a Missouri insurance holding company ("MOMED"). Furthermore, in December of 1996, MOMED and MAIC Holdings entered into a Nomination Agreement by which MOMED has the right to appoint one nominee to the MAIC Holdings Board of Directors. Dr. Bradley is currently serving as MOMED's nominee.

NOMINATION FOR ELECTION

     The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Paul R. Butrus and Paul D. Everett, M.D. for election as directors at the annual meeting to fill such vacancies existing on the expiration of their terms in 1997. Such nominees will, if elected, serve until the 2000 Annual Meeting or until their successors are elected and qualified. Additionally, the Board of Directors has placed on the ballot for election Norton E. Cowart, M.D., John P. North, Jr. and Richard V. Bradley, M.D. who were appointed in 1996 to newly created seats on the Board of Directors. Drs. Cowart, Bradley and Mr. North, if elected, will serve until the 1998, 1999 and 1999 Annual Meetings, respectively, or until their successors are elected and qualified. The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate this will occur, the Proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The stock ownership with respect to the nominee for election as a director is set forth in the table under "Principal Stockholders."

     Below is a description of each of the nominees for election to the Board of Directors at the Annual Meeting:

     PAUL R. BUTRUS (Age 56) has served as a director and Executive Vice President of MAIC Holdings since its incorporation on February 8, 1995. Mr. Butrus has been employed by Mutual Assurance and its subsidiaries since

1977, most recently as Executive Vice President and Chief Operating Officer of Mutual Assurance since 1993, and has served as a director of Mutual Assurance since February 1992. Mr. Butrus serves as a director of each of MAIC Holdings' insurance subsidiaries and participates on their respective claims and underwriting committees. Mr. Butrus also serves on the Board of Directors of Prime Medical Services, Inc.

     PAUL D. EVEREST, M.D. (Age 76) has served as a director of MAIC Holdings since its incorporation on February 8, 1995 and as a director of Mutual Assurance since 1982. Dr. Everest practices medicine in Montgomery, Alabama, specializing in orthopedic surgery.

     RICHARD V. BRADLEY, M.D. (Age 70) has served on the Board of Directors of MAIC Holdings since December of 1996. In 1986, Dr. Bradley retired from medical practice to serve as President and Chief Executive Officer of MOMED Holding Co. and its insurance subsidiary, Missouri Medical Insurance Company. Dr. Bradley has continued to serve in such capacities since the acquisition of MOMED Holding Co. by MAIC Holdings.

     NORTON E. COWART, M.D. (Age 77) has served as a director of MAIC Holdings since June of 1996, and from 1977 to 1996, as a director of Mutual Assurance, and served as its Chairman of the Board from 1987 to 1996. Dr. Cowart retired from the practice of internal medicine in Huntsville, Alabama in 1992.

     JOHN P. NORTH, JR. (Age 61) has served on the Board of Directors of MAIC Holdings since June of 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following persons will continue to serve on the Board of Directors of MAIC Holdings under terms that are due to expire at the Annual Meetings in 1998 and 1999. The stock ownership of each director is set forth in the table under "Principal Stockholders."

     LEON C. HAMRICK, M.D. (Age 71) has served as a director of MAIC Holdings since its incorporation on February 8, 1995 and as a director of Mutual Assurance since 1978. Dr. Hamrick is a general surgeon and is the President and Medical Director of The Lloyd Noland Foundation Hospital and Ambulatory Centers.

     A. DERRILL CROWE, M.D. (Age 60) has served as Chairman of the Board and President of MAIC Holdings since its formation on February 8, 1995. Dr. Crowe has been President, Chief Executive Officer and a director of Mutual Assurance since its organization in 1976. Dr. Crowe serves as a director of each of MAIC Holdings' insurance subsidiaries and participates on their respective claims and underwriting committees. Dr. Crowe currently serves on the Board of Directors of Citation Corporation.

     ROBERT E. FLOWERS, M.D. (Age 47) has served as a director of MAIC Holdings since its incorporation in 1995 and as a director of Mutual Assurance, Inc. since 1985. He currently practices medicine in Dothan, Alabama, specializing in gynecology.

THE BOARD OF DIRECTORS

     The Board of Directors of MAIC Holdings met two times and acted by consent two times in 1996. The Bylaws of MAIC Holdings provide for four (4) Standing Committees of the Board of Directors: the Executive Committee, the Audit Committee; the Nominating Committee and the Compensation Committee. The Executive Committee of the Board of Directors has the authority during the intervals between the meetings of the Board of Directors, to exercise all powers and authority of the Board of Directors in the management of the business and affairs of MAIC Holdings and may authorize the seal of MAIC Holdings to be affixed to all papers which may require it; except that the Executive Committee has no power to amend or repeal any resolution of the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee, or any resolution of the Board of Directors concerning the establishment or membership of the Executive Committee, and the Executive Committee may not authorize matters required by law to be passed upon by the full Board of Directors.

The Executive Committee was first appointed in June 1996, and is currently composed of Drs. Crowe, Everest, Flowers and Hamrick and Mr. Butrus. The Executive Committee did not meet in 1996.

     The Audit Committee recommends to the Board of Directors the appointment of the independent accountants to audit the consolidated financial statements of MAIC Holdings and its subsidiaries; discusses with the independent auditors the plan and scope of the audit; reviews recommendations by the independent auditors to management with respect to accounting methods and systems of internal control; reviews the independence of accountants as affected by non-audit services; and reviews the scope and adequacy of internal controls and the results of audit procedures with MAIC Holdings financial personnel. The Audit Committee was first appointed in June 1996, and is currently comprised of Drs. Flowers and Hamrick and Mr. North. While MAIC Holdings' Audit Committee did not meet in 1996, the Board of Directors met in lieu thereof.

     The Nominating Committee is established to meet at least one time between each of the annual meetings of the stockholders in order to nominate and recommend persons for election as directors of MAIC Holdings at the annual meetings. The Nominating Committee was first appointed in June 1996, and is currently comprised of Drs. Crowe, Everest, Flowers and Hamrick and Mr. Butrus. The Nominating Committee met one (1) time in 1996 to recommend nominees for election as directors at the 1997 Annual Meeting.

     The Compensation Committee recommends to the Board of Directors compensation arrangements for senior management personnel and directors including salaries, other remuneration plans and deferred benefit plans. All of the outside directors, namely Drs. Hamrick, Flowers and Everest, serve on the Compensation Committee. The Compensation Committee was first appointed in June 1996, and is currently comprised of Drs. Everest, Flowers and Hamrick. The Compensation Committee met one (1) time in 1996. See "BOARD COMPENSATION COMMITTEE REPORT."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires MAIC Holdings' officers and directors, and persons who beneficially own more than 10% of its Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish MAIC Holdings with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the
Section 16(a) Forms as furnished to MAIC Holdings, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner during 1996, except that Mr. North was late in filing a Form 3 to report his status as a Section 16 Insider as a result of his appointment to the Board of Directors.

PRINCIPAL STOCKHOLDERS.

     As of February 28, 1997 there were 10,267,731 outstanding shares of MAIC Holdings' Common Stock. The following table sets forth as of February 28, 1997, information regarding the ownership of MAIC Holdings Common Stock (i) by each person known by the management of MAIC Holdings who beneficially owns more than 5% of the outstanding MAIC Holdings Common Stock ("Principal Stockholders"),
(ii) by the executive officers named in the "Summary Compensation Table" under REMUNERATION OF MANAGEMENT ("Named Executive Officers"), (iii) by each of MAIC Holdings' directors, and (iv) by all directors and officers of MAIC Holdings as a group.

                                                              AMOUNT & NATURE
                                                               OF BENEFICIAL     PERCENT
                                                               OWNERSHIP(1)      OF CLASS
                                                              ---------------    --------
PRINCIPAL STOCKHOLDERS(2)
Robert Fleming, Inc.(3).....................................       995,922        10.03%
  320 Park Avenue, 11th Floor
  New York, New York 10022

NAMED EXECUTIVE OFFICERS(2)
James J. Morello(4).........................................         6,635            *
Robert D. Francis(4)(5).....................................         3,448            *
Martin Ennis(4).............................................         7,656            *

DIRECTORS
Richard V. Bradley, M.D.....................................        33,818            *
Paul R. Butrus(4)(6)........................................       137,245          1.3%
A. Derrill Crowe, M.D.(4)(7)................................     1,012,108          9.9%
Norton E. Cowart, M.D.......................................         4,371            *
Paul D. Everest, M.D........................................         4,873            *
Robert E. Flowers(8)........................................        12,727            *
Leon C. Hamrick, M.D........................................         2,332            *
John P. North, Jr...........................................             0            *
All Directors and Officers as a Group (5 Officers)(4).......     1,225,214         11.9%

---------------

 * Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information also includes the estimated number of shares issued to each person as a stock dividend on February 17, 1997.
(2) A. Derrill Crowe, M.D., the President and Chief Executive Officer, is a beneficial owner of over five percent (5%) of the common stock, a named Executive Officer, and a director of MAIC Holdings. Paul R. Butrus, the Executive Vice President and Chief Operating Officer, is a Named Executive Officer and a director of MAIC Holdings. The share ownership of each of Dr. Crowe and Mr. Butrus is reflected in their capacities as directors in the above table.
(3) Such information included in the table was derived solely from the Schedule 13G of Robert Fleming, Inc.
(4) Includes the following shares owned of record by the MAIC Holdings Pension
    Plan: 1,961 shares for the account of Mr. Morello, 913 shares for the account of Mr. Francis, 3,151 shares for the account of Mr. Ennis, 3,556 shares for the account of Mr. Butrus, and 4,841 shares for the account of Dr. Crowe. See "REMUNERATION OF MANAGEMENT -- Note 3 to the Summary Compensation Table."

(5) Includes 613 shares owned of record by Mr. Francis' spouse and 627 shares owned of record by MAIC Holdings Pension Plan for the benefit of his spouse. See Note 4 above.
(6) The shares owned by Mr. Butrus also include 48,161 shares held by irrevocable trusts for the benefit of the adult children of Dr. Crowe. Mr. Butrus serves as a co-trustee of each of these trusts. Mr. Butrus and Dr. Crowe disclaim beneficial ownership of the shares held by these trusts.
(7) 479,403 of the shares beneficially owned by Dr. Crowe are owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner.
(8) Includes 484 shares held by Gynecology Associates of Dothan, P.C., a professional corporation wholly-owned by Dr. Flowers.

REMUNERATION OF MANAGEMENT.

     The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with respect to (i) MAIC Holdings' Chief Executive Officer and (ii) the four most highly compensated persons considered to be executive officers or their equivalent of MAIC Holdings.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                               -----------------------------------------
                                   ANNUAL COMPENSATION            AWARDS
                              ------------------------------   ------------                    PAYOUT
      NAME AND                                  OTHER ANNUAL    RESTRICTED                   -----------    ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY    BONUS   COMPENSATION   STOCK AWARDS   OPTIONS/SARS   LTIP PAYOUT   COMPENSATION
---------------------  ----   -------   -----   ------------   ------------   ------------   -----------   ------------
                                ($)      ($)        ($)           ($)(2)          (#)            ($)          ($)(3)
A. Derrill
  Crowe(1)...........  1996   250,500    -0-         -0-            -0-           -0-            -0-          18,929
  President of MAIC    1995   220,444    -0-         -0-            -0-           -0-            -0-          19,026
  Holdings             1994   200,444    -0-         -0-            -0-           -0-            -0-          19,230
Paul R. Butrus.......  1996   220,844    -0-         -0-            -0-           -0-            -0-          18,929
  Executive Vice       1995   187,575    -0-         -0-            -0-           -0-            -0-          19,026
  President of MAIC    1994   161,827    -0-         -0-            -0-           -0-            -0-          19,230
  Holdings
Robert D. Francis....  1996   125,931    -0-         -0-          3,769           -0-            -0-          15,710
  Secretary of MAIC    1995   106,689    -0-         -0-          3,143           -0-            -0-          10,633
  Holdings             1994    83,228    -0-       3,324            -0-           -0-            -0-           9,132
James J. Morello.....  1996   150,065    -0-         -0-          4,725           -0-            -0-          18,929
  Treasurer of MAIC    1995   136,996    -0-         -0-          4,375           -0-            -0-          17,569
  Holdings             1994   126,881    -0-       3,297          4,200           -0-            -0-          15,734
Martin D. Ennis......  1996   126,514    -0-         -0-          3,850           -0-            -0-          15,977
  Senior Vice          1995   111,712    -0-         -0-          3,538           -0-            -0-          13,944
  President of Mutual  1994   102,608    -0-       4,432          3,325           -0-            -0-          12,063
  Assurance

---------------

(1) Effective January 1, 1997, Dr. Crowe's employment agreement with Mutual Assurance renewed for a term of three years. On March 17, 1997, MAIC Holdings assumed the obligations of Mutual Assurance under that employment agreement pursuant to an assignment and assumption agreement between Mutual Assurance and MAIC Holdings. The employment agreement provides for an annual salary to be established by the Board of Directors of MAIC Holdings each year. MAIC Holdings may terminate the employment agreement only for "good cause," which is defined in the employment agreement as (i) the failure or refusal of Dr. Crowe faithfully or diligently to perform the usual and customary duties of his employment and the continuance of such failure or refusal after receipt by Dr. Crowe of written notice from the Board of Directors of MAIC Holdings directing Dr. Crowe to remedy such failure or refusal, (ii) any breach by Dr. Crowe of the covenants not to compete contained in the employment agreement, (iii) embezzlement, theft, misappropriations or conversion of MAIC Holdings assets, or (iv) indictment and arraignment on a state or federal felony charge. If MAIC Holdings terminates Dr. Crowe's employment agreement other than for "good cause," MAIC Holdings is obligated to pay to Dr. Crowe, for the remainder of the term of his employment agreement, monthly payments each equal to one-twelfth of Dr. Crowe's salary for the year prior to such termination. If the Board of Directors of MAIC Holdings selects someone other than Dr. Crowe as President of MAIC Holdings or substantially changes Dr. Crowe's duties without his consent or agreement, except for "good cause," Dr. Crowe's employment agreement shall be deemed to have been terminated and MAIC Holdings is obligated to pay to Dr. Crowe eight monthly payments each equal to one-twelfth of Dr. Crowe's salary for the year prior to such termination.
(2) Effective December 1, 1992, Mutual Assurance adopted the Mutual Assurance, Inc. Thrift Plan (formerly known as the "Mutual Assurance Open Market Stock Purchase Plan" and hereinafter referred to as the "Thrift Plan"). The Thrift Plan was assumed by MAIC Holdings on August 31, 1995, in accordance with the Plan of Exchange. Each employee of MAIC Holdings and its subsidiaries who has completed at least one year of service is eligible to participate in this plan at his or her election. MAIC Holdings loans $.35 for each $.65 deposited by a participating employee under the Thrift Plan. MAIC Holdings applies the employees' deposits and loan proceeds toward the purchase of its common stock in the open market for the account of such employees. The shares purchased are pledged as security for the loans from MAIC Holdings to the participating employees. Each loan from MAIC Holdings is forgiven and the shares purchased with the deposits and loan proceeds are released from the pledge after four years if the employee continues to be employed by MAIC Holdings. Accordingly, shares acquired with loan proceeds are treated as restricted stock awards and the amount reflected in the table represents the amount of the loans made by MAIC Holdings to the persons named in the table during 1994, 1995 and 1996. At December 31, 1996, persons named in the above table have used loan proceeds in the approximate amount of $12,344 to purchase approximately 373 shares under the Thrift Plan that had an approximate value of $12,868 on February 28, 1997.
(3) The Mutual Assurance, Inc. Pension Plan (the "Pension Plan") was adopted effective December 31, 1979, and assumed by MAIC Holdings on August 31, 1995, in accordance with the Plan of Exchange. Employees of MAIC Holdings and its subsidiaries are eligible to participate in the Pension Plan following the later to occur of (i) the employee's completion of one year of service or (ii) the employee's 21st birthday. For each calendar year, MAIC Holdings and the other participating employers make a pension contribution to the Pension Plan in an amount equal to ten percent (10%) of the aggregate compensation of each participant who completes 1,000 hours of service during the year and who is employed on the last day of the year. This contribution is allocated to participants' accounts pursuant to an "integrated" allocation formula. Under this formula, the amount allocated to each participant is dependent upon the amount of such participant's compensation and the amount of his compensation that exceeds the Social Security taxable wage base. Pension Plan participants may, at their option, make their own contributions to the Pension Plan on an after-tax basis. An employee's vested benefits are payable upon his retirement, death, disability, or other termination of employment. An employee is always fully vested in his account balance attributable to his own contributions to the Pension Plan. The employee's interest in the account attributable to his employer's contributions and earnings thereon becomes fully vested upon the earlier of his attainment of his normal retirement date (age 65), his death, his permanent and total disability, or his completion of five years of service. If an employee terminates employment for reasons other than retirement, death, or disability and prior to completing five years of service, he forfeits his entire account balance attributable to employer contributions.
(4) Other Annual Compensation paid to Mr. Butrus consists of compensation for his participation on the Board of Directors and committees of the Board of Directors of Mutual Assurance in 1993. Neither Dr. Crowe nor Mr. Butrus has otherwise received compensation for his participation on the Board of Directors and committees of the Board of Directors of Mutual Assurance or MAIC Holdings.

STOCK OPTION PLAN

     MAIC Holdings currently has one stock option plan, the MAIC Holdings, Inc. Incentive Compensation Stock Plan, which was assumed from Mutual Assurance and was formerly known as the Mutual Assurance, Inc. 1995 Stock Award Plan ("Incentive Plan"). The Incentive Plan provides for the grant of stock options to purchase MAIC Holdings Common Stock intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified options which are options which fail to meet one or more of the requirements of an incentive stock option under the Code, reload options, or any other stock options which are or may become permitted by law as well as restricted and other stock awards. The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors which is comprised solely of the independent directors of the Board of Directors. See "COMMITTEES OF THE BOARD OF DIRECTORS." The objectives of the Incentive Plan are to secure and retain the services of key employees of MAIC Holdings and its subsidiaries ("MAIC Group"), to provide incentives to such key employees and to promote the success of MAIC Group. Additionally, directors may participate in the Incentive Plan, but only to the extent that they elect to receive MAIC Holdings Common Stock in lieu of their regular cash compensation for services as a director. The Incentive Plan reserves a total of 750,000 shares of MAIC Holdings Common Stock for issuance as Awards, subject to adjustment in accordance with certain adjustments to the total outstanding shares of MAIC Holdings Common Stock. As of the date hereof, the Board of Directors, upon the recommendation of the Compensation Committee, has issued 1,050 shares of MAIC Holdings Common Stock to key employees as stock awards for long-term service and 595 shares of MAIC Holdings Common Stock to directors in lieu of cash compensation. Unless otherwise terminated earlier, the Incentive Plan will expire on February 23, 2005.

DIRECTOR COMPENSATION

     In 1996, the Company paid each of MAIC Holdings' independent directors $1,000 per month and $500 for each day that the independent director attended a board meeting. The independent directors are also reimbursed for travel time at the rate of $100 per hour and for ordinary and necessary expenses incurred in connection with attendance of such meetings ("Director Compensation"). Pursuant to the MAIC Holdings, Inc. Director's Deferred Compensation Plan ("Director Plan"), MAIC Holdings' directors may elect to defer their Director Compensation until such time as they no longer serve on the Board of Directors. In addition to such deferral, the Director Plan provides that MAIC Holdings' directors may elect to receive all or part of their Director Compensation in the form of stock awards granted under the incentive Plan. See "STOCK OPTION PLAN." As a condition, if a director elects to defer his Director Compensation, the Director Plan requires that he elect to receive no less than 25% of his Director Compensation in stock awards.

BOARD COMPENSATION COMMITTEE REPORT

     The Company's Compensation Committee directed management to develop a performance-based incentive compensation plan for the key employees of MAIC Holdings. Management engaged independent compensation consultants and attorneys to assist in developing compensation policies for such key employees. Based on their studies, the consultants concluded that the total cash compensation levels for key personnel of the Company (base salary plus annual incentive compensation) were below market levels, principally due to the absence of an annual incentive plan. They also noted that the Company did not have any long term incentive compensation plans which provided for the granting of stock options.

     In December of 1996, the Board of Directors approved a proposed compensation plan which (i) maintains base salaries at more competitive levels and (ii) provides for annual incentive compensation as a percentage of the individual's salary. The plan provides that, if plan goals are met, then the Compensation Committee may award annual incentive compensation of up to 60% of an employee's salary. The amount of annual incentive compensation, if any, is determined by both objective criteria based on overall corporate performance including earnings and subjective criteria based on individual/team performance.

     Annual incentive compensation will be awarded half as a short term incentive immediately payable in the form of stock and cash and half as a long term incentive payable in the form of stock options granted at the current market price and exercisable over a period up to 10 years from the date of grant. The number of stock options granted is based on their present value as determined by a nationally recognized valuation formula, i.e., Black-Scholes.

     MAIC Holdings anticipates that the proposed compensation plan will promote the corporate goal of encouraging key employees to own equity in their employer. In evaluating the proposed compensation package the Compensation Committee considered the impact on cash flow, the annual income statement, and earnings per share as well as future tax benefits that would be available to the employer. The Compensation Committee concluded that the proposed plan would allow Mutual Assurance and its subsidiaries to deliver a more competitive compensation package which, once the plan has matured, would not have a significant impact on the consolidated income statement.

     The stock and stock options paid as incentive compensation to key employees and the stock issued to directors in lieu of cash have and will be issued under the Incentive Plan.

     Paul D. Everest, M.D.

     Robert E. Flowers, M.D.

     Leon C. Hamrick, M.D.

STOCK PERFORMANCE GRAPH

     Although none of the persons named in the "Summary Compensation Table" received 1996 compensation based on performance of MAIC Holdings, the following graphs are included to assess the performance of management by comparing the market value of common stock of MAIC Holdings with other public companies and with public companies in the insurance industry. The graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to stockholders during the five years ended on December 31, 1996, as well as an overall stock market index (Dow Jones Equity Market Index) and a peer group index (Dow Jones Insurance Index) for the five years ended on December 31, 1996. Each of the market index and peer group index has been changed from last year due to the fact that, effective September 23, 1996, MAIC Holdings Common Stock was delisted from trading on the NASDAQ/ National Market System ("NASDAQ") and listed for trading on the New York Stock Exchange ("NYSE"). However, in accordance with the rules and regulations of the Securities and Exchange Commission, the graph also includes the overall stock market index used last year (NASDAQ Stock Market -- U.S. Companies) and the peer group index selected by MAIC Holdings last year (NASDAQ Insurance Stocks).


--------------------------------------------------------------------------------------------------
                                12/31/91   12/31/92   12/31/93   12/31/94      12/31/95   12/31/96
--------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index       $100.00    $116.00    $134.00     $131.00      $185.00     $227.00
--------------------------------------------------------------------------------------------------
Nasdaq Insurance Stock Index    $100.00    $135.00    $145.00     $136.00      $194.00     $221.00
--------------------------------------------------------------------------------------------------
Dow Jones Equity Market Index   $100.00    $109.00    $119.00     $120.00      $167.00     $206.00
--------------------------------------------------------------------------------------------------
Dow Jones Insurance Index       $100.00    $122.00    $123.00     $129.00      $182.00     $219.00
--------------------------------------------------------------------------------------------------
MAIC Holdings, Inc.             $100.00    $147.00    $145.00     $182.00      $239.00     $252.00
--------------------------------------------------------------------------------------------------


                         PROPOSAL TO AMEND CERTIFICATE
                       OF INCORPORATION OF MAIC HOLDINGS

     The Board of Directors of MAIC Holdings has determined that it would be in the best interest of MAIC Holdings to change its name from "MAIC Holdings, Inc." to "Medical Insurance, Inc." The Board of Directors believes that "Medical Insurance, Inc." is a name that the public and MAIC Holdings' stockholders will find more recognizable and identifiable with MAIC Holdings' logo and NYSE trading symbol, "MAI." Additionally, changing the name of the holding company to "Medical Assurance, Inc." is a necessary step towards the future unification of the names of MAIC Holdings and its insurance subsidiaries (e.g., Medical Assurance of West Virginia, Inc.).

     At its meeting on December 4, 1996, the Board of Directors unanimously approved the proposed amendment to the MAIC Holdings Certificate of Incorporation and directed that the proposed amendment be submitted to the stockholders for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF MAIC HOLDINGS FROM "MAIC HOLDINGS, INC." TO "MEDICAL ASSURANCE, INC."

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of MAIC Holdings served as the Audit Committee in 1996. The Audit Committee of the Board of Directors of Mutual Assurance met with Ernst and Young LLP. The Board of MAIC Holdings has reviewed and approved the report of the MAIC Holdings Audit Committee. The Board of MAIC Holdings expects to select Ernst & Young LLP as MAIC Holdings' independent public accountants for the year 1997. Representatives from Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     A copy of the Annual Report of MAIC Holdings for the year ended December 31, 1996, is being mailed to you with this Notice of Annual Meeting and Proxy Statement. No part of the Annual Report shall be regarded as proxy soliciting material.

     A COPY OF MAIC HOLDINGS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF MAIC HOLDINGS WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. ROBERT
D. FRANCIS, SECRETARY, MAIC HOLDINGS, INC., POST OFFICE BOX 590009, BIRMINGHAM, ALABAMA 35259-0009. SUCH REQUESTS MUST CONTAIN A GOOD FAITH REPRESENTATION BY THE PERSON MAKING THE REQUEST THAT, AS OF APRIL 1, 1997, SUCH PERSON WAS A BENEFICIAL OWNER OF MAIC HOLDINGS' COMMON STOCK.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     MAIC Holdings has no present knowledge of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in the manner they deem best.

                           PROPOSALS OF STOCKHOLDERS

STOCKHOLDER PROPOSALS IN MAIC HOLDINGS' PROXY STATEMENT.

     Any stockholder of MAIC Holdings desiring to make a proposal to be acted upon at the 1998 Annual Meeting of Stockholders of MAIC Holdings must present such proposal to MAIC Holdings at its principal office in Birmingham, Alabama not later than December 16, 1997, in order for the proposal to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT MEETINGS.

     The MAIC Holdings Bylaws require any stockholder who desires to propose any business at a meeting of stockholders (other than the election of directors) to give MAIC Holdings written notice within ten days following the date on which notice of the meeting date is first given to the stockholders. The stockholder's notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting; (b) the name and address of the stockholder who intends to propose such matter or matters; (c) a representation that the stockholder is a holder of record of stock of MAIC Holdings entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such matter or matters; and (d) any material interest of the stockholder in such matter or matters.

STOCKHOLDER NOMINATIONS FOR DIRECTORS.

     The MAIC Holdings Bylaws also require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give MAIC Holdings written notice of such stockholder's intent not later than (i) in the case of an annual meeting ninety (90) days prior to the anniversary of the annual meeting for the last year, or (ii) in the case of a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. The stockholder's notice must set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of MAIC Holdings entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of MAIC Holdings if so elected.

     The Chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedures.

     A copy of MAIC Holdings' Bylaws may be obtained upon written request at its principal place of business.

                                                                       APPENDIX

REVOCABLE PROXY                MAIC HOLDINGS, INC.
                               100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA  35209

This Proxy is solicited on behalf of the Board of Directors of MAIC Holdings, Inc. ("MAIC Holdings") for use only at the Annual Meeting of Shareholders to be held on May 21, 1997, and at any postponement or adjournments thereof (the "Annual Meeting").

        The undersigned, being a shareholder of MAIC Holdings, hereby appoints Robert D. Francis, James J. Morello, and Frank B. O'Neil, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them, to represent the undersigned at the Annual Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof.

1. To elect two (2) directors of MAIC Holdings to serve for a three (3) year term, two (2) directors to serve for a two (2) year term, and one (1) director to serve for a one (1) year term, or in each case until his successor is duly elected and qualified.

2. To consider and act upon the proposal to amend the MAIC Holdings Certificate of Incorporation to change the name of MAIC Holdings from "MAIC Holdings, Inc." to "Medical Assurance, Inc."

3. To transact such other business as may properly come before the special meeting or any adjournment thereof.

    Please mark, date and sign this Proxy on the reverse side and return promptly using the enclosed envelope.

        The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after the such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to MAIC Holdings prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

           THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                            -FOLD AND DETACH HERE-

This Proxy when properly executed will be voted to the manner directed by the                          Please mark
undersigned  If no direction is made, this Proxy will be voted FOR the director                       your votes as   /X/
nominees and FOR the assumption and amendment of the Stock Plan.                                       indicated in
                                                                                                       this example.


                            FOR                            WITHHOLD
                 all nominees listed herein               AUTHORITY
                     (except as marked               to vote for all nominees
                 to the contrary                         listed herein
                        /  /                                /  /

1   ELECTION OF FIVE (5) DIRECTORS
    to serve until the year indicated or in each case until his successor is duly elected and qualified.

    Paul R. Butrus (2000)
    Paul D. Everest, M.D. (2000)
    Richard V. Bradley, M.D. (1999)
    John P. North, Jr. (1999)
    Norton E. Cowart, M.D. (1998)

2   TO APPROVE THE AMENDMENT OF THE                           FOR          AGAINST      ABSTAIN
    CERTIFICATION OF INCORPORATION                           /  /          /   /         /   /

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

Signature(s)                                                                           Date:
            ---------------------------------------------------------------------------     ------------------------------
NOTE:  Please sign exactly as name appears above.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporation name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

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